Exhibit 99.1

Antigenics Receives NASDAQ Delisting Notification

NEW YORK--(BUSINESS WIRE)--November 26, 2008--Antigenics Inc. (NASDAQ: AGEN) announced that the company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) indicating that the company is not in compliance with the $50 million minimum market value of listed securities requirement set forth in NASDAQ Marketplace Rule 4450(b)(1)(A). Furthermore, the company does not comply with NASDAQ Marketplace Rule 4450(b)(1)(B), which is an alternative to Rule 4450(b)(1)(A) and requires $50 million of total assets and $50 million of total revenue for either the most recently completed fiscal year or two of the last three completed fiscal years.

There is no change in the trading of company common stock on the NASDAQ Global Market at this time, and the company has been provided 30 calendar days, or until December 22, 2008, to regain compliance with NASDAQ Marketplace Rule 4450(b)(1)(A). The Staff advised the company that such compliance can be achieved if, at any time before December 22, 2008, the market value of the listed securities of the company’s common stock is $50 million or more for a minimum of 10 consecutive business days.

If the company does not regain compliance by December 22, 2008, the Staff will notify the company that its securities will be delisted from the NASDAQ Global Market. However, the company may appeal the Staff’s determination to delist its securities to a Listing Qualifications Panel. During any appeal process, shares of the company’s common stock would continue to trade on the NASDAQ Global Market. Alternatively, in the event that the company does not believe that it will be able to regain compliance with NASDAQ Marketplace Rule 4450(b)(1)(A), the company intends to apply to transfer its securities to the NASDAQ Capital Market.

About Antigenics

Antigenics is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.antigenics.com.

Forward-Looking Statements

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to: (i) the company’s election to appeal any NASDAQ decision regarding the listing, (ii) the outcome of any such appeal by the company and (iii) the company’s possible future application for transfer of its NASDAQ listing to the NASDAQ Capital Market. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to events or developments affecting the company’s stockholders’ equity, market performance, total assets or total revenues and NASDAQ’s ability to exercise its discretion with respect to decisions regarding the company’s listing. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as amended, and in other filings that we may make with the Securities and Exchange Commission from time to time. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The company’s business is subject to substantial risks and uncertainties, including those identified above. When evaluating the company’s business and securities, investors should give careful consideration to these risks and uncertainties.

CONTACT:
Antigenics Inc.
Media:
Sunny Uberoi, 212-994-8206 or 917-443-3325
or
Investors:
Robert Anstey, 800-962-2436